EXHIBIT 10.1

SECURED PROMISSORY NOTE
(REVOLVING)

$15,000,000.00	February 1, 2012

For Value Received, FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas limited partnership ("Maker"), hereby unconditionally promises to pay to the order of Franklin Street Properties Corp., a Maryland corporation (the payee and each successor holder of this Note being herein called the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTEEN Million AND No/100 ($15,000,000.00) DOLLARS (the "Loan"), or so much thereof as is advanced and outstanding pursuant to that certain Loan Agreement, dated of even date herewith, by and between Maker and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below and in the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

1.                  Payment Terms.

(a)     Principal Repayment. The outstanding principal amount of the Loan, together with any accrued but unpaid interest, shall be due and payable on the earlier to occur of (i) January 30, 2015 and (ii) the date on which an Event of Default (as such term is defined in the Loan Agreement) shall have occurred (such date first to occur being referred to herein as the "Maturity Date"). This Note may be prepaid in whole or in part at any time without premium or penalty.

(b)     Advances, Interest Rate and Payments. From time to time prior to the Maturity Date, and so long as no Event of Default exists, the Lender shall, subject to the terms and conditions hereof, make Advances (the "Advances") to the Maker, and the Maker may borrow, repay and reborrow funds from the Lender hereunder, provided that the aggregate principal amount of all Advances outstanding at any time shall in no event exceed $15,000,000.00. The Maker promises to pay interest only on each Advance monthly in arrears, with the first such payment due and payable on the first day of the first full calendar month following the date of such Advance, and subsequent payments due and payable on the first day of each calendar month thereafter, until all unpaid principal of the applicable Advance is paid in full. The Maker further promises to pay interest only on the outstanding principal amount of each Advance from the date of such Advance until payment in full of such Advance at a per annum interest rate equal to (i) from the date hereof to the Maturity Date, at the LIBOR Rate (defined below), (ii) from and after the Maturity Date, or during the continuance of an Event of Default, at the rate set forth in clause (i) plus five percent (5.0%) (the “Default Rate”), or (iii) if less than the rates applicable under both clauses (i) and (ii), the maximum rate permissible by law. As used herein, the “LIBOR Rate” means the per annum rate of interest reported in the Wall Street Journal (“WSJ”) as the “Latest”, “One month”, “London interbank offered rate, or Libor” plus five hundred (500) basis points; provided, however, that if the LIBOR Rate is no longer available, or is no longer published in the WSJ, Lender will choose a new rate that is based upon comparable information and provide prompt notice thereof to Maker. Regardless of whether an Advance is actually made on the first day of a calendar month, interest on each Advance shall accrue on the unpaid principal balance of such Advance at the LIBOR Rate in effect on the first day of the calendar month in which such Advance is made. Thereafter, the LIBOR Rate applicable to each Advance shall automatically change to the LIBOR Rate in effect on the first day of each subsequent calendar month until the applicable Advance is repaid in full. Notwithstanding anything to the contrary contained in this Section 1(b), if the first day of any calendar month occurs on a Saturday, Sunday, federal holiday or any other day in which the new month’s LIBOR Rate is not published in the WSJ, then the LIBOR Rate applicable to each Advance shall remain unchanged until such time as the new month’s LIBOR Rate is first published in the WSJ.

(c)     Place of Payment. All amounts payable hereunder shall be payable in immediately available funds at the office of the Lender, 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, unless another place of payment shall be specified in writing by the Lender.

(d)     Application of Payments. Payment on this Note shall be applied first to costs and expenses due hereunder, then to accrued interest, and thereafter to the outstanding principal balance hereof. Any principal repayment or interest payment hereunder not paid when due, whether on the Maturity Date, by acceleration or otherwise, shall bear interest at the rate set forth in clause (ii) of Section 1(b) hereof (or, if such rate exceeds the maximum rate permitted by law, then at such maximum rate permitted by law) until paid in full.

2.                  Secured Note. This Note is the “Note” referred to in, and is executed and delivered in connection with, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing of even date herewith from the Maker in favor of the Lender (as the same may from time to time be amended, modified or supplemented or restated, the "Deed of Trust" and together with any other documents, instruments and agreements made in connection therewith, including without limitation, the Loan Agreement, the “Loan Documents”). Additional rights of the Lender are set forth in the Loan Documents. The full amount of this Note (including, without limitation, all principal, interest and expenses) is secured by the pursuant to the terms of the Loan Documents.

3.                  Default and Acceleration. The Loan shall, without notice, become due and payable, at the option of Lender, if any payment required in this Note is not paid (a) on the Maturity Date, or (b) pursuant to the terms and applicable cure periods, if any, set forth in the Loan Agreement.

4.                  Expenses. The Maker agrees to and shall pay to the Lender on demand, any and all expenses, including, without limitation, reasonable attorney's fees and disbursements, incurred or paid by the Lender in connection herewith, including, without limitation, such fees, costs and expenses incurred for collection or enforcement of amounts outstanding hereunder, for protecting, preserving or enforcing the Lender's rights or remedies (including fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, workout, dissolution or liquidation of the Maker or any party to any agreement or instrument securing or guaranteeing this Note).

5.                  Waiver. The Maker, for itself and its legal representatives, successors and assigns, hereby expressly waives demand, protest, presentment, notice of dishonor, notice of acceptance, and notice of protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and agrees that any extension, renewal or postponement of the time of payment or any other indulgence to, or release of any person now or hereafter obligated for the payment of this Note shall not affect the Maker's liability hereunder.

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6.                  Governing Law; Consent to Jurisdiction. This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws (and not the laws of conflict) of the Commonwealth of Massachusetts. The Maker hereby irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the Commonwealth of Massachusetts for the purpose of any suit, action or other proceeding arising out of or relating to this Note or any loan Document and the Maker hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in any such court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Lender to bring proceedings against the Maker in the courts of any other jurisdiction. Any judicial proceeding by the Maker against the Lender or any affiliate of the Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Note or any loan Document shall be brought only in a court in the Commonwealth of Massachusetts.

7.                  Successors and Assigns. This Note and all obligations of the Maker hereunder shall be binding upon the successors and assigns of the Maker, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, any future holder of this Note and their respective successors and assigns, provided, however, the Maker may not transfer or assign its rights or obligations hereunder without the express written consent of the Lender, and any purported transfer or assignment by the Maker without the Lender's written consent shall be null and void. The Lender may assign, transfer, participate or endorse its rights under this Note, the Deed of Trust, the Loan Agreement and the other Loan Documents without the consent or approval of the Maker, and all such rights shall inure to the Lender's successors and assigns. No sales of participations, other sales, assignments, transfers, endorsements or other dispositions of any rights hereunder or any portion thereof or interest therein shall in any manner affect the obligations of the Maker under this Note. Upon request, the Maker shall, at its own expense, execute and deliver to the assignee of this Note, a replacement Note of equal and like tenor in an amount assigned to and assumed by such assignee. The Lender may at any time pledge this Note to any of its secured lenders as collateral for any of the Lender's obligations.

8.                  Waiver of Jury Trial and Certain Damages. The Maker and the Lender each waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Note, any rights or obligations hereunder or the performance of any such rights or obligations. Except as prohibited by law, the Maker waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Maker (i) certifies that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Note, the Lender is relying upon, among other things, the foregoing waivers and certifications.

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9.                  Indemnification. The Maker agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Note, the Deed of Trust, the Loan Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the properties securing the Note whether related to the quality of construction or otherwise, (d) any actual or proposed use by the Maker of the proceeds of any of the Advances, (e) any actual or alleged violation of any requirements of law or project approvals, (f) any action taken by Lender to enforce its rights and remedies under this Note, the Deed of Trust, the Loan Agreement or the Loan Documents, or (g) the Maker entering into or performing this Note, the Deed of Trust, the Loan Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, and in each case except to the extent such claims, actions, suits, liabilities, losses, damages or costs arise due Lender’s gross negligence or intentional misconduct. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Maker agrees to pay within thirty (30) days the reasonable fees and expenses of such counsel. The obligations of the Maker under this Section 9 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Maker under this Section 9 are unenforceable for any reason, the Maker hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

10.              Savings Clause. Notwithstanding anything to the contrary, (a) all agreements and communications between Maker and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan (“Maximum Legal Rate”), (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Maker to Lender.

11.              Entire Agreement; Amendments; Invalidity. This Note, the Deed of Trust, the Loan Agreement and the Loan Documents constitute the entire agreement and understanding of the parties, and supersede and replace in their entirety any prior discussions, agreements, etc., all of which are merged herein and therein. None of the terms of this Note may be amended or otherwise modified except by an instrument executed by each of the Maker and the Lender. If any term of this Note shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Note shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

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12.     Nonrecourse. Notwithstanding anything to the contrary contained in this Note or in any instrument securing this Note, the partners of Maker shall have no personal liability for payment of the indebtedness evidenced hereby or for the payment of sums or the performance of obligations required herein.

13.     Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 11 of the Loan Agreement.

14.     Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Note and the terms and conditions of the Loan Agreement, or to the extent, and only to the extent, any of the provisions in this Note conflict with, or are ambiguous when read together with, any of the provisions of the Loan Agreement, the provisions of the Loan Agreement shall govern.

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In Witness Whereof, this Note has been duly executed as an instrument under seal as of the date first set forth above.

Maker:	FSP GALLERIA NORTH LIMITED
PARTNERSHIP, a Texas limited partnership

	By:	FSP Galleria North LLC, its general
partner

		By:	/s/ George J. Carter
Name: George J. Carter
Title: President

Address:
401 Edgewater Place, Suite 200
Wakefield, Massachusetts 01880

Attest:

By: /s/ Scott H. Carter

        Scott H. Carter

Title: Assistant Secretary

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